                                                                     Exhibit 4-L


                                                                [CONFORMED COPY]

                                     This Instrument Prepared By:

                                     /s/ Christie Day Leiser
                                     -----------------------
                                     Christie Day Leiser
                                     Delmarva Power & Light Company
                                     800 King Street
                                     Wilmington, DE  19801


--------------------------------------------------------------------------------




                         DELMARVA POWER & LIGHT COMPANY



                                       TO



                                 CHEMICAL BANK,
                                    Trustee.



                                ----------------



                             NINETIETH SUPPLEMENTAL
                                   INDENTURE



                                ----------------



                            Dated as of June 1, 1995
            (but executed on the dates shown on the execution page)



--------------------------------------------------------------------------------

      This NINETIETH SUPPLEMENTAL INDENTURE, dated as of the first day of June, 1995 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and CHEMICAL BANK, a corporation of the State of New York, hereinafter called the Trustee;

      WITNESSETH:

      WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this Ninetieth Supplemental Indenture called the "Original Indenture"), dated as of October 1, 1943, to the New York Trust Company, a corporation of the State of New York, as Trustee, to which Chemical Bank is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

      WHEREAS, by eighty-nine indentures supplemental to said Original Indenture dated as of October 1, 1943, of which eighty-nine supplemental indentures the Eighty-Ninth Supplemental Indenture is dated as of January 1, 1995, the said Original Indenture has been modified and supplemented (hereinafter, as so supplemented and amended, called the "Indenture"); and

      WHEREAS, the execution and delivery of this Ninetieth Supplemental Indenture has been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Ninetieth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

      WHEREAS, it is provided in and by said Original Indenture, inter alia, as follows:

          "IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;"

and

     WHEREAS, the Company has acquired certain other property, real, personal and mixed, which has not heretofore been specifically conveyed to the Trustee;

     NOW, THEREFORE, this NINETIETH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of said Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the said Indenture and particularly of
Article IX thereof:

     Being all those certain tracts, pieces or parcels of land located in Cecil and Harford County, Maryland, conveyed to Delmarva Power & Light Company by Conowingo Power Company by confirmatory deeds dated June 19, 1995, and recorded among the land records of Cecil County, Maryland on June 23, 1995, Liber WLB546, Folio 78, and among the land records of Harford County, Maryland on June 26, 1995, Liber CGH2261, Folio 759, and hereinafter set forth by the following particular descriptions, to wit:

     No. 1 - All that certain tract, piece or parcel of land situate on the west side of Mauldin Avenue, north of Cecil Avenue, North East, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately
0.057 acres and shown on Delmarva Power & Light Company Plat CE-004.01, dated May 16, 1995, Tax Parcel 400-413. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed RRC-44-455, from Sara R. and Sara M. Reese et al. Such properties and rights are designated "M 1603" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 2 - All that certain tract, piece or parcel of land situate at the southeast corner of Lock and Moss Streets, Chesapeake City, lying and being in the 2nd Election District, of Cecil County, Maryland containing approximately
0.280 acres and shown on Delmarva Power & Light Company Plat CE-005.01, dated May 16, 1995, Tax Parcel 200-450. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed SRA-1-65, from The Northern Maryland Power Company. Such properties and rights are designated "M 1604" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 3 - All that certain tract, piece or parcel of land situate on the north side of U.S. Route 1, east of U.S. Route 222 at Kilby Corner, lying and being in the 8th Election District, of Cecil County, Maryland containing approximately 0.172 acres and shown on Delmarva Power & Light Company Plat CE-006.01, dated May 16, 1995, Tax Parcel 9-148. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed RRC-99-473, from Gwyn J. and Zelda V. Goodman. Such properties and rights are designated "M 1605" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 4 - All that certain tract, piece or parcel of land situate at the southwest corner of Liberty Grove Road and Doctor Jack Road, lying and being in the 7th Election District, of Cecil County, Maryland containing approximately
0.689 acres and shown on Delmarva Power & Light Company Plat CE-007.01, dated May 16, 1995, Tax Parcel 22-73. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-225-292, from Harold and Gladys H. Montgomery. Such properties and rights are designated "M 1606" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 5 - All that certain tract, piece or parcel of land situate on the west side of Oldfield Point Road, at Elk Ranch Park Road, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 0.737 acres and shown on Delmarva Power & Light Company Plat CE-008.01, dated May 16, 1995, Tax Parcel 42-353. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-352-139, from The Arundel Corporation. Such properties and rights are designated "M 1607" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 6 - All that certain tract, piece or parcel of land situate at the north east corner of Otsego Street and Evans Street, Perryville, lying and being in the 7th Election District, of Cecil County, Maryland containing approximately
0.353 acres and shown on Delmarva Power & Light Company Plat CE-009.01, dated May 16, 1995, Tax Parcel 801-143. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed SRA-1-65 from The Northern Maryland

Power Company. Such properties and rights are designated "M 1608" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 7 - All that certain tract, piece or parcel of land situate off the north side of State Route 273, at the former Octoraro Railroad, lying and being in the 6th Election District, of Cecil County, Maryland containing approximately
0.075 acres and shown on Delmarva Power & Light Company Plat CE-010.01 dated May 16, 1995, Tax Parcel (not assigned). Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed SRA-1-65, from The Northern Maryland Power Company. Such properties and rights are designated "M 1609" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 8 - All that certain tract, piece or parcel of land situate off the north side of State Route 273, at the former Octoraro Railroad, lying and being in the 6th Election District, of Cecil County, Maryland containing approximately
0.117 acres and shown on Delmarva Power & Light Company Plat CE-010.02, dated May 16, 1995, Tax Parcel 600-370. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-269-575, from Henry
T. and Anna I. Caldwell. Such properties and rights are designated "M 1610" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 9 - All that certain tract, piece or parcel of land situate on the northwest side of the Amtrak Railroad, from Bratton Road to the Little Elk Creek in Elkton, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 41.88 acres and shown on Delmarva Power & Light Company Plat CE-012.01, dated May 16, 1995, Tax Parcel 303-2176. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-68-356, from Philadelphia, Baltimore and Washington Railroad Company. Such properties and rights are designated "M 1611" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 10 - All that certain tract, piece or parcel of land situate on the northwest side of the Amtrak Railroad, west of Bratton Road in Elkton, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 9.93 acres and shown on Delmarva Power & Light Company Plat CE-012.02, dated May 16, 1995, Tax Parcel 307-740. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-37-316, from Argus F. and Laura S. Robinson. Such properties and rights are designated "M 1612" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 11 - All that certain tract, piece or parcel of land situate on the southwest side of Blue Ball Road, northwest of Elkton Boulevard in Elkton, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 8.35 acres and shown on Delmarva Power & Light Company Plat CE-012.03, dated May 16, 1995, Tax Parcel 27-305. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-86-327, from Preston P. Heck, Trustee. Such properties and rights are designated "M 1613" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 12 - All that certain tract, piece or parcel of land situate on the east side of Appleton Road, north of State Route 273, lying and being in the 4th Election District, of Cecil County, Maryland containing approximately 0.743 acres and shown on Delmarva Power & Light Company Plat CE-013.01, dated May 16, 1995, Tax Parcel 14-365. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-211-222, from Edgar
M. and Edith Z. Fulton. Such properties and rights are designated "M 1614" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 13 - All that certain tract, piece or parcel of land situate on the east side of Hopewell Road, north of Post Road at Cathers Corner, lying and being in the 6th Election District, of Cecil County, Maryland containing approximately 0.689 acres and shown on Delmarva Power & Light Company Plat

CE-014.01, dated May 16, 1995, Tax Parcel 17-511. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-40-116, from James and Joyce G. Walker et al. Such properties and rights are designated "M 1615" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 14 - All that certain tract, piece or parcel of land situate on the east side of Singerly Road (State Route 213), north of Carter Mill Road, lying and being in the 4th Election District, of Cecil County, Maryland containing approximately 0.680 acres and shown on Delmarva Power & Light Company Plat CE-015.01, dated May 16, 1995, Tax Parcel 13-216. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-37-389, from Andrew L. and Maude E. Johnson. Such properties and rights are designated "M 1616" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 15 - All that certain tract, piece or parcel of land situate at the southwest corner of Wilson Avenue and Roosevelt Boulevard, Elkton, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 0.779 acres and shown on Delmarva Power & Light Company Plat CE-016.01, dated May 16, 1995, Tax Parcel 308-2249. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-53-506, from Leo and Joan Leviton. Such properties and rights are designated "M 1617" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 16 - All that certain tract, piece or parcel of land situate on the northeast side of Irishtown Road, southeast of State Route 272, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately
0.670 acres and shown on Delmarva Power & Light Company Plat CE-017.01, dated May 16, 1995, Tax Parcel 31-283. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-241-517, from Ohren
A. and Florence B. Robinson. Such properties and rights are designated "M 1618" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 17 - All that certain tract, piece or parcel of land situate on the south side of Stevenson Road, west of Mechanics Valley Road, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately
0.745 acres and shown on Delmarva Power & Light Company Plat CE-018.01, dated May 16, 1995, Tax Parcel 25-520. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-229-245, from Evelyn
M. McCreary. Such properties and rights are designated "M 1619" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 18 - All that certain tract, piece or parcel of land situate on the southwest corner of State Route 273 and relocated Harrisville Road, lying and being in the 6th Election District, of Cecil County, Maryland containing approximately 0.650 acres and shown on Delmarva Power & Light Company Plat CE-019.01, dated May 16, 1995, Tax Parcel 10-354. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-77-109, from James I. and May E. Teague. Such properties and rights are designated "M 1620" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 19 - All that certain tract, piece or parcel of land situate on the north side of Old Philadelphia Road (State Route 7), southwest of Louisa Lane, Charlestown, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 0.689 acres and shown on Delmarva Power & Light Company Plat CE-020.01, dated May 16, 1995, Tax Parcel 500-237. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-90-130, from John S. and Bennietisher Scott. Such properties and rights are designated "M 1621" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 20 - All that certain tract, piece or parcel of land situate on the west side of Appleton Road (State Route 316), south of Fletchwood Road, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 0.792 acres and shown on Delmarva Power & Light Company Plat CE-021.01, dated May 16, 1995, Tax Parcel 21-436. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-99-147, from Elk Mill Realty Corp. Such properties and rights are designated "M 1622" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 21 - All that certain tract, piece or parcel of land situate at the northeast corner of North East Road (State Route 272) and Warburton Road, lying and being in the 9th Election District, of Cecil County, Maryland containing approximately 0.978 acres and shown on Delmarva Power & Light Company Plat CE-022.01, dated May 16, 1995, Tax Parcel 19-199. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-119-231, from Alexander G. and Ella W. Smith. Such properties and rights are designated "M 1623" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 22 - All that certain tract, piece or parcel of land situate on the south side of Principio Furnance Road (State Route 7), west of U. S. Route 40, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 0.688 acres and shown on Delmarva Power & Light Company Plat CE-023.01, dated May 16, 1995, Tax Parcel 30-82. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-166-296, from Mason-Dixon Sand & Gravel Co. of Pennsylvania. Such properties and rights are designated "M 1624" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 23 - All that certain tract, piece or parcel of land situate at the northwest corner of Town Point Road and Short Cut Road, lying and being in the 2nd Election District, of Cecil County, Maryland containing approximately 1.000 acres and shown on Delmarva Power & Light Company Plat CE-024.01, dated May 16, 1995, Tax Parcel 47-238. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-251-512, from George
E. and Naomi B. Ireland. Such properties and rights are designated "M 1625" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 24 - All that certain tract, piece or parcel of land situate on the north side of Telegraph Road (State Route 273) at Middle Road, lying and being in the 4th Election District, of Cecil County, Maryland containing approximately
0.681 acres and shown on Delmarva Power & Light Company Plat CE-025.01, dated May 16, 1995, Tax Parcel 13-309. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-147-201, from Joseph
D. and Kathryn T. Hodgson. Such properties and rights are designated "M 1626" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 25 - All that certain tract, piece or parcel of land situate on the west side of Augustine Herman Highway (State Route 213) south of Lewis Shore Road, lying and being in the 2nd Election District, of Cecil County, Maryland containing approximately 0.775 acres and shown on Delmarva Power & Light Company Plat CE-026.01, dated May 16, 1995, Tax Parcel 38-336. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-150-517, from Edward and Mary Ann Seward. Such properties and rights are designated "M 1627" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 26 - All that certain tract, piece or parcel of land situate on the west side of Turkey Point Road (State Route 272), north of Old Elk Neck Road, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 0.680 acres and shown on Delmarva Power & Light Company Plat CE-027.01, dated May 16, 1995, Tax Parcel 41-195. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-248-513, from

Ernest M. and Emily R. Wood. Such properties and rights are designated "M 1628" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 27 - All that certain tract, piece or parcel of land situate on the west side of North East Road (State Route 272) at Nazarene Camp Road, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 0.559 acres and shown on Delmarva Power & Light Company Plat CE-029.01, dated May 16, 1995, Tax Parcel 25-572. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-326-56, from Cambert, Inc. Such properties and rights are designated "M 1629" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 28 - All that certain tract, piece or parcel of land situate on the east side of Quaker Lane, north of North East Road, lying and being in the 9th Election District, of Cecil County, Maryland containing approximately 0.643 acres and shown on Delmarva Power & Light Company Plat CE-030.01, dated May 16, 1995, Tax Parcel 11-295. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-307-82, from James H. McMillan. Such properties and rights are designated "M 1630" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 29 - All that certain tract, piece or parcel of land situate on the east side of Carpenters Point Road, south of Mountain Hill Road, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately
0.671 acres and shown on Delmarva Power & Light Company Plat CE-031.01, dated May 16, 1995, Tax Parcel 35-580. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed NDS-17-494, from Greenbank Farm, Inc. Such properties and rights are designated "M 1631" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 30 - All that certain tract, piece or parcel of land situate at the southerly corner of Basil Avenue (State Route 537) & Randalia Road, lying and being in the 2nd Election District, of Cecil County, Maryland containing approximately 0.497 acres and shown on Delmarva Power & Light Company Plat CE-032.01, dated May 16, 1995, Tax Parcel 43-355. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed NDS-7-322, from Margaret Tymchak. Such properties and rights are designated "M 1632" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 31 - All that certain tract, piece or parcel of land situate on the southeast side of Basil Avenue (State Route 537), southwest of Randalia Road, lying and being in the 2nd Election District, of Cecil County, Maryland containing approximately 0.476 acres and shown on Delmarva Power & Light Company Plat CE-032.02, dated May 16, 1995, Tax Parcel 43-356. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed NDS-7-320, from Kathryn Pashuck. Such properties and rights are designated "M 1633" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 32 - All that certain tract, piece or parcel of land situate at the southeast corner of Blue Ball Road (State Route 545) and Dogwood Farm Lane, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 0.612 acres and shown on Delmarva Power & Light Company Plat CE-033.01, dated May 16, 1995, Tax Parcel 26-422. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-330-806, from Robert G. Litzenberg, Sr. Executor. Such properties and rights are designated "M 1634" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 33 - All that certain tract, piece or parcel of land situate on the south side of Theodore Road, east of Tome Memorial Highway, lying and being in the 7th Election District, of Cecil County, Maryland containing approximately
0.039 acres and shown on Delmarva Power & Light Company Plat

CE-034.01, dated May 16, 1995, Tax Parcel 23-638. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed NDS-278-523, from Jesse J. and Patricia A. McMillan. Such properties and rights are designated "M 1635" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 34 - All that certain tract, piece or parcel of land situate on the east side of Interstate Blvd., north of Lums Road, in the North East Commerce Center, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 11.327 acres and shown on Delmarva Power & Light Company Plat CE-035.01, dated May 16, 1995, Tax Parcel 25-768. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed 451-740, from Peninsula Investors. Such properties and rights are designated "M 1636" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 35 - All that certain tract, piece or parcel of land situate on the east side of Interstate Blvd., north of Lums Road, in the North East Commerce Center, lying and being in the 5th Election District, of Cecil County, Maryland containing approximately 1.824 acres and shown on Delmarva Power & Light Company Plat CE-035.02, dated May 16, 1995, Tax Parcel 25-768. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed 451-705, from Peninsula Industrial Park, Inc. Such properties and rights are designated "M 1637" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 36 - All that certain tract, piece or parcel of land situate on the southeast corner of Colora and Nesbitt Road, lying and being in the 6th Election District, of Cecil County, Maryland containing approximately 28.23 acres and shown on Delmarva Power & Light Company Plat CE-036.01, dated May 16, 1995, Tax Parcel 10-17. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed WAS-242-568, from Carolyn A. Kelly. Such properties and rights are designated "M 1638" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 37 - All that certain tract, piece or parcel of land situate approximately 2,000 feet off the west side of Blue Ball Road, south of I-95, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 2.783 acres and shown on Delmarva Power & Light Company Plat CE-045.01, dated May 16, 1995, Tax Parcel 20-549. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed 384-222, from Michael J. & Joan A. Rzucidlo. Such properties and rights are designated "M 1639" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 38 - All that certain tract, piece or parcel of land situate on the southeast side of Maryland Route 279 and along the Little Elk Creek, Elkton, lying and being in the 3rd Election District, of Cecil County, Maryland containing approximately 6.151 acres and shown on Delmarva Power & Light Company Plat CE-012.04 dated May 16, 1995, Tax Parcel 27-1122. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed NDS-351-850, from Young Mens' Christian Association of Cecil Co. Inc. Such properties and rights are designated "M 1640" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 39 - All that certain tract, piece or parcel of land situate on the northeast side of Whiteford Road (State Route 136), northwest of Deep Run Road, lying and being in the 5th Election District, of Harford County, Maryland containing approximately 0.780 acres and shown on Delmarva Power & Light Company Plat HA-001.01, dated May 16, 1995, Tax Parcel 11-107. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed GRG-560-458, from Rigby W. and Albert W. Stokes. Such properties and rights are designated "M 1501" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 40 - All that certain tract, piece or parcel of land situate at the northwest corner of Ady Road (State Route 543) and Old Pylesville Road, Pylesville, lying and being in the 5th Election District, of Harford County, Maryland containing approximately 0.531 acres and shown on Delmarva Power & Light Company Plat HA-002.01, dated May 16, 1995, Tax Parcel 10-171. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed HDC-866-479, from August C. Mack. Such properties and rights are designated "M 1502" for the purposes of the original indenture and all indentures supplemental thereto.

     No. 41 - All that certain tract, piece or parcel of land situate on the north side of Dublin Road (State Route 440), west of U. S. Route 1, lying and being in the 5th Election District, of Harford County, Maryland containing approximately 0.459 acres and shown on Delmarva Power & Light Company Plat HA-003.01, dated May 16, 1995, Tax Parcel 19-499. Also being more particularly described as was previously conveyed to Conowingo Power Company by Deed HDC-981-980, from Dennis M. and Lora M. Sturgill et al. Such properties and rights are designated "M 1503" for the purposes of the original indenture and all indentures supplemental thereto.

     Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company in connection with merger of Conowingo Power Company, a corporation of the State of Maryland, with and into the Company.

     The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date                     Tranche                 Maturity   Principal
-------------                     -------                 --------  ------------
06/19/95                          7.71% Bonds             06/01/25  $100,000,000

06/19/95                          6.95% Amortizing Bonds  06/01/08  $ 25,800,000
                                                                    ------------

First Mortgage Bonds, Pledged Series I
--------------------------------------

Issuance Date                     Tranche                 Maturity  Principal
-------------                     -------                 --------  ------------
10/12/94                          1994                    10/01/29  $ 33,750,000
                                                                    ------------

Total Bonds Issued:                                                 $159,550,000
-------------------                                                 ============


     As supplemented and amended by this Ninetieth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this Ninetieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     This Ninetieth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

     The debtor and its mailing address are Delmarva Power & Light Company, 800 King Street, P. O. Box 231, Wilmington, Delaware 19899. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are Chemical Bank, 450 West 33rd Street, New York, New York 10001, Attn: Corporate Trust Department.

     The Company acknowledges that it received a true and correct copy of this Ninetieth Supplemental Indenture.

     This Ninetieth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this Ninetieth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

     The recitals hereinabove set forth are made solely by the Company and the Trustee shall have no responsibility therefor.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Senior Vice President, Treasurer and Chief Financial Officer, and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by a Trust Officer, effective as of the 1st day of June, 1995.


                                   DELMARVA POWER & LIGHT COMPANY



Date of Execution                By  /s/  Barbara S. Graham
                                     --------------------------------------
June 22, 1995                        BARBARA S. GRAHAM, SENIOR VICE PRESIDENT
                                     TREASURER & CHIEF FINANCIAL OFFICER


[Seal]

                                  Attest:

                                   /s/ Donald P. Connelly
                                   ----------------------------------------
                                   DONALD P. CONNELLY, SECRETARY

                                 CHEMICAL BANK



Date of Execution                           By  /s/ John Generale
                                                ------------------------------
June 23, 1995                                   JOHN GENERALE, VICE PRESIDENT


[Seal]

                                            Attest:

                                               /s/  Wanda Eiland
                                               -------------------------------
                                               WANDA EILAND, TRUST OFFICER

STATE OF DELAWARE    )
                     )  SS.
NEW CASTLE COUNTY    )


      BE IT REMEMBERED that on this 22nd day of June, 1995, personally came before me, a notary public for the State of Delaware, BARBARA S. GRAHAM, Senior Vice President, Treasurer and Chief Financial Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the "Company"), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Company; that her signature is in her own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that her act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

      GIVEN under my hand and official seal the day and year aforesaid.



                     /s/  Sheryl R. Hynson
                     --------------------------------------
                     Notary Public, State of Delaware
                     My commission expires March 23, 1999

[Seal]



Certification
-------------

      This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.



                     /s/  Christie Day Leiser
                     --------------------------------------
                     Christie Day Leiser

STATE OF NEW YORK    )
                     )  SS.
COUNTY OF NEW YORK   )



      BE IT REMEMBERED that on this 23rd day of June, 1995, personally came before me, a Notary Public for the State of New York, JOHN GENERALE, a Vice President of CHEMICAL BANK, a corporation of the State of New York (the "Trustee"), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

      GIVEN under my hand and official seal the day and year aforesaid.



                     /s/  Annabelle DeLuca
                     ----------------------------------
                     Notary Public, State of New York



[Seal]

CERTIFICATE OF RESIDENCE


      CHEMICAL BANK, successor Trustee to the Trustee within named, by merger, hereby certifies that its precise residence is 450 West 33rd Street, in the Borough of Manhattan, in The City of New York, in the State of New York.


                                 CHEMICAL BANK



                              By /s/  John Generale
                                 --------------------------------
                                 JOHN GENERALE, VICE PRESIDENT

RECORDATION DATA


      Executed Counterparts of the Ninetieth Supplemental Indenture were recorded in Real Property Mortgage Records as follows:

                       Received                Mortgage Records
State and County      for Record           Book                Page
------------------    ----------           ----                ----

DELAWARE:
    Kent                07/07/95             166                 83
    New Castle          07/07/95            3820                 16
    Sussex              06/03/95            2109                179

PENNSYLVANIA:
    Adams               06/28/95            1047                253
    Armstrong           07/05/95            1492                 52
    Bedford             06/28/95             590                585
    Blair               06/30/95            1142                916
    Cambria             06/29/95            1363                541
    Cumberland          06/28/95            1269                221
    Delaware            06/29/95            1373               2085
    Franklin            06/29/95            1009                606
    Huntingdon          06/29/95             382                972
    Indiana             06/28/95             510                141
    Lancaster           06/28/95            4670                488
    Montgomery          07/10/95            7604                 20
    Westmoreland        06/28/95            3596                566
    York                06/29/95            1127                694

NEW JERSEY:
    Burlington          07/19/95            6021                101
    Camden              07/13/95            4382                565
    Gloucester          07/13/95            2923                270
    Mercer              07/13/95            3396                213
    Middlesex           07/13/95            4923                  1
    Salem               07/13/95             839                333
    Somerset            07/13/95            2550                313
    Warren              07/13/95            1618                266

MARYLAND:
    Caroline            06/30/95             284                228
    Cecil               07/05/95             548                620
    Dorchester          07/05/95             322                864
    Harford             07/07/95            2268                450
    Kent                07/03/95              80                 73
    Queen Anne's        07/06/95             499                722
    Somerset            06/28/95             430                331
    Talbot              07/10/95             806                588
    Wicomico            07/03/95            1445                395
    Worcester           06/29/95            2175                152

VIRGINIA:
    Accomack            07/05/95             694                226
    Northampton         07/05/95             275                272
